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                                                                      Exhibit 17

                          MICROWAVE POWER DEVICES, INC.




                             1999 STOCK OPTION PLAN






                                December 2, 1999



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                               Table of Contents

1.   Purposes of the Plan................................................... 1
2.   Definitions............................................................ 1
3.   Administration......................................................... 4
          a.   Duties of the Committee...................................... 4
          b.   Guidelines................................................... 5
          c.   Reliance on Counsel.......................................... 5
          d.   Advisors..................................................... 5
          e.   Indemnification.............................................. 5
          f.   Procedures................................................... 6
          g.   Determinations............................................... 6
4.   Shares; Adjustment Upon Certain Events................................. 6
          a.   Number of Shares............................................. 6
          b.   Adjustments; Recapitalization, etc. ......................... 7
          c.   Fractional Shares............................................ 8
5.   Awards and Terms of Options............................................ 8
          a.   Grant........................................................ 8
          b.   Exercise Price............................................... 8
          c.   Number of Shares............................................. 8
          d.   Exercisability............................................... 8
          e.   Exercise of Options.......................................... 9
          f.   Incentive Stock Option Limitations........................... 9
          g.   Form, Modification, Extension and Renewal of Stock Options... 9
          h.   Deferred Delivery of Common Shares...........................10
          i.   Other Terms and Conditions...................................10
6.   Effect of Termination of Employment....................................10
          a.   Termination Other than for Cause.............................10
          b.   Cause, Voluntary Termination.................................10
          c.   Cancellation of Options......................................10
7.   Nontransferability of Options..........................................11
8.   Rights as a Stockholder................................................11
9.   Termination, Amendment and Modification................................11
10.  General Provisions.....................................................11
          a.   Right to Terminate Service...................................11
          b.   Purchase for Investment......................................11
          c.   Trusts, etc. ................................................12
          d.   Notices......................................................12
          e.   Severability of Provisions...................................13
          f.   Payment to Minors, Etc. .....................................13
          g.   Headings and Captions........................................13
          h.   Controlling Law..............................................13
          i.   Other Benefits...............................................13
          j.   Costs........................................................13
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          k.   Section 162(m) Deduction Limitation.....................13
          l.   Section 16(b) of the Exchange Act.......................13
          m.   Death/Disability........................................13
11.  Issuance of Stock Certificates;...................................14
          Legends; Payment of Expenses.................................14
          a.   Stock Certificates......................................14
          b.   Legends.................................................14
          c.   Payment of Expenses.....................................14
12.  Listing of Shares and Related Matters.............................14
13.  Withholding Taxes.................................................15
14.  Effective Date....................................................15

Form of Option Agreement...............................................Exhibit A


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                          MICROWAVE POWER DEVICES, INC.
                             1999 STOCK OPTION PLAN


1.       PURPOSES OF THE PLAN
         The purpose of this Microwave Power Devices, Inc. 1999 Stock Option Plan (the "Plan") is to enable Microwave Power Devices, Inc. (the "Company") and its Affiliates (as defined herein) to attract, retain and motivate certain key employees and certain consultants who are important to the success and growth of the business of the Company and its Affiliates and to create a long-term mutuality of interest between such persons and the stockholders of the Company by granting the options to purchase Common Stock (as defined herein).

2.       DEFINITIONS

         In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

         a. "Affiliate" shall mean each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any other corporation or any trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

         b.       "Board" means the Board of Directors of the Company.

         c. "Cause" means, with respect to a Participant's Termination of Service, (i) in the case where there is no employment agreement, consulting agreement or similar agreement between the Company or an Affiliate and the Participant at the time of grant of the Option or where there is such an agreement, but it does not define "cause" (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company as determined by the Committee in its sole discretion, or (ii) in the case where there is an employment agreement, consulting agreement or similar agreement between the Company or an Affiliate and the Participant at the time of the grant of an Option, that defines the word "cause" (or words of like import), "cause" as defined under such employment agreement.

         d.       "Code" means the Internal Revenue Code of 1986, as amended.

         e. "Committee" means a committee of the Board appointed from time to time by the Board consisting of two or more non-employee directors, each of whom shall be, to the extent required by
                  Section 162(m) of the Code and the regulations thereunder, an "outside director" as defined in Section 162(m) of the Code and, to the extent required under Rule l6b-33, a "non-employee director" as defined in Rule 16b-3 except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

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f.       "Common Stock" means the common stock of the Company, par value $.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

g.       "Company" means Microwave Power Devices, Inc., a Delaware corporation.

h. "Disability" means a permanent and total disability, rendering a Participant unable to perform the duties performed by the Participant for the Company or its Affiliates by reason of physical or mental disability for a period of four consecutive months, or for a period of more than an aggregate of six months in any twelve month period. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

i. "Eligible Consultants" means the executive-level consultants of the Company and its Affiliates who are eligible to participate in the Plan, as determined by the Committee in its sole discretion.

j. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

k. "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

l. "Incentive Stock Option" means any Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

m. "Key Employee" means any individual who is an officer or other valuable employee of the Company or an Affiliate who is eligible to be granted Options hereunder, as determined by the Committee in its sole discretion.

n. "Non-Qualified Stock Option" means any Option awarded under this Plan that is not an Incentive Stock Option.

o. "Option" means the right to purchase Shares granted to Participants under Article V of this Plan.


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         p.       "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

         q. "Participant" means an Eligible Consultant or Key Employee to whom an Option has been granted hereunder; provided, however, that any Eligible Consultant shall be a Participant for purposes of the Plan solely with respect to grants of Non-Qualified Stock Options and shall be ineligible for Incentive Stock Options.

         r. "Retirement" means a Participant's Termination of Service without cause by a Participant at or after age 65 or such earlier date after age 55 as may be approved by the Committee with respect to such Participant.

         s. "Rule 16b-3 means Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act.

         t. "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         u.       "Share" means a share of Common Stock.

         v. "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

         w. "Ten Percent Shareholder" means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, [its Subsidiaries] or its Parent as defined in Section 422 of the Code.

         x. "Termination of Consultancy" means the termination of an Eligible Consultant's consulting contract or performance of consulting services, as determined by the Committee in its sole discretion. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise an Eligible Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Consultant becomes a Key Employee upon the termination of his consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such Eligible Consultant is no longer an Eligible Consultant or a Key Employee.

         y. "Termination of Employment" means that individual is no longer actively employed by the Company or an Affiliate on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Employment of any Key Employee who is not otherwise an employee of the Company or another Affiliate at the time the entity ceases to be an Affiliate. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee. For purposes of this plan, a full-time employee is a person who is scheduled to work at least thirty (30) hours per week. In the event that a Key Employee becomes an Eligible Consultant upon the termination of his employment, the Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such Key Employee is no longer a Key Employee or an Eligible Consultant.


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         z.       "Termination of Service" means a Termination of Employment or
                  Termination of Consultancy, as applicable.

         aa.      "Withholding Election" means the election set forth in Article
                  XIII.

3.       ADMINISTRATION

         a. Duties of the Committee. The Plan shall be administered and interpreted by the Committee. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or
                  Section 162(m) of the Code, such non-compliance shall not affect the validity of Option grants, interpretations or other actions of the Committee hereunder. The Committee's authority shall include the ability to: select Participants to whom Options may from time to time be granted hereunder; determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Option granted hereunder; determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted to a Participant hereunder (including, but not limited to, the exercise price, any restriction or limitation, any vesting requirements or acceleration thereof and any forfeiture restrictions or waiver thereof, regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); determine whether and under what circumstances an Option may be settled in cash and/or Common Stock under Section 5.e. hereof; determine whether, to what extent and under what circumstances to provide loans (which shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options hereunder; determine as a condition of the granting of any Option, whether to prohibit a Participant from selling or otherwise disposing of shares of Common Stock acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option; modify, extend or renew an Option, subject to Article IX herein, provided, however, that if an Option is modified, extended or renewed and thereby deemed to be the issuance of a new Option under the Code or the applicable accounting rules, the exercise price of the Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; and make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties.

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         b.       Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Option issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, foreign jurisdictions to comply with applicable tax and securities laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax and securities laws of such foreign jurisdictions. To the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

         c. Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         d. Advisors. The Committee may employ such consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such consultant or agent and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of any counsel, consultant or agent shall be paid by the Company.

         e. Indemnification. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under


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                  the Certificate of Incorporation or By-Laws of the Company or
                  any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

         f. Procedures. If the Committee is appointed, the Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places, including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         g. Determinations. Any determination, interpretation or other action made or taken in good faith pursuant to the provisions of this Plan by or at the direction of the Company, the Board or the Committee (or any of its members) shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company and its Affiliates, directors, officers and other employees of the Company and its Affiliates, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

  4.     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

         a.       Number of Shares. Subject to adjustment as provided in this
                  Article IV, the maximum aggregate number of Shares that may be issued under the Plan shall be 500,000 which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or the Company repurchases any Option, the number of shares of Common Stock subject to such Option shall again be available for the purposes of awards under this Plan. In determining the number of shares of Common Stock available for Non-Statutory Stock Options, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes in connection with the exercise of a Stock Option, or if the number shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available for purposes of Non-Statutory Stock Options under this Plan.

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         b.       Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or an Affiliate, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. Except as provided below, the Committee may make or provide for such adjustments in the maximum number of Shares specified in Section 4.a., in the number of Shares covered by outstanding Options granted hereunder, and/or in the Purchase Price (as hereinafter defined) applicable to such Options or such other adjustments in the number and kind of securities received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, split-up, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (the foregoing being referred to as "Acquisition Events"), then the Committee may in its sole discretion terminate all outstanding Options effective as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the Acquisition Event, and, provided further that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by


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
                  reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase Price.

         c. Fractional Shares. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

5.       AWARDS AND TERMS OF OPTIONS

         a. Grant. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees, and Non-Qualified Stock Options to Eligible Consultants, provided that the maximum number of Shares with respect to which Options may be granted to any Key Employee or any Eligible Consultant during any calendar year may not exceed 400,000. To the extent that the maximum number of authorized Shares with respect to which Options may be granted are not granted in a particular calendar year to a Participant (beginning with the year in which the Participant receives his or her first grant of Options hereunder), such ungranted Options for any year shall increase the maximum number of Shares with respect to which Options may be granted to such Participant in subsequent calendar years during the term of the Plan until used. Notwithstanding anything herein to the contrary to the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form as the Committee shall approve from time to time.

         b. Exercise Price. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement, provided that the Purchase Price shall not be less than the par value of a Share. The Purchase Price deliverable upon the exercise of an Incentive Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement but shall be not less than 100% of the Fair Market Value of a Share at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Purchase Price shall be no less than 110% of the Fair Market Value of a Share.

         c. Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

         d. Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten years from the date of grant; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five years.

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
         Each Option shall be subject to earlier termination as provided in
         Article V1 below.

e.       Exercise of Options.

         i. A Participant may elect to exercise one or more Options by giving written notice to the Committee of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Options are being exercised.

         ii. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:


                  (A) in cash or by check, bank draft or money order payable to the order of Company;


                  (B) if the Shares are traded on a national securities
                      exchange, the Nasdaq Stock Market, Inc. or quoted on a national securities system sponsored by the National Association of Securities Dealers through a "cashless exercise" whereby the Participant delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price;

                  (C) on such other terms and conditions as may be acceptable to the Committee including, without limitation, the relinquishment of Options or by payment of Shares which have been owned by the Participant for a period of at least 6 months, or such other period necessary to avoid an accounting charge against the Company's earnings as reported on the Company's financial statements and for which the Participant has good title free and clear of any liens or encumbrance based upon the Fair Market Value of the Shares on the payment date. No shares shall be issued until payment, as provided herein, has been made or provided for.

         iii. Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

f. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or Parent corporation exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. Should any of the foregoing provisions not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company, except as otherwise required by law.


g. Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may (i) modify, extend or renew outstanding Options granted under this Plan (provided

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
                  that the rights of a Participant are not reduced without his consent) and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

         h. Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of a Non-Statutory Stock Option in accordance with the terms and conditions established by the Committee.

         i. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate.

6.       EFFECT OF TERMINATION OF EMPLOYMENT

         a. Termination Other than for Cause. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Service, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Service (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Service) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

                  1. In the event of the Participant's death, Retirement or Disability, such Options shall remain exercisable by the Participant (or by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one year from the date of the Participant's death, Retirement or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

                  2. In the event the Participant's employment is terminated by the Company or an Affiliate without Cause, such Options shall remain exercisable for 90 days from the date of the Participant's Termination of Service, provided that the Committee, in its sole discretion, may at any time extend such time period.

         b. Cause ,Voluntary Termination. Upon a Participant's Termination of Service for Cause, or upon a Participant's voluntary termination of employment, or if the Company or an Affiliate obtains or discovers information after Termination of Service that such Participant had engaged in conduct that would have justified a Termination of Service for Cause during employment, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

         c.       Cancellation of Options. Except as otherwise provided in
                  Article VI hereof, no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Service, and such Options shall terminate and become null and void upon a Termination of Service, unless the Committee determines in its sole discretion that such Options shall be exercisable.

7.       NONTRANSFERABILITY OF OPTIONS

         No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, except as provided above, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately terminate and become null and void.

8.       RIGHTS AS A STOCKHOLDER

         A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

9.       TERMINATION, AMENDMENT AND MODIFICATION

         The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date (the "Termination Date"), unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the Termination Date.

         The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not, be materially impaired without the consent of such Participant and, provided further, of the Board shall obtain shareholder approval for any amendment to the extent required by law or any exchange.

         The Committee may amend the terms of any Option granted, prospectively or retroactively, but, except as otherwise provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant's consent.

10.      GENERAL PROVISIONS

         a. Right to Terminate Service. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on the Company or its Affiliates to continue the employment of any Participant or the consulting arrangement with any Eligible Consultant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company or any Affiliate or to remain as a consultant of the Company or its Affiliates.

         b. Purchase for Investment. The Board or the Committee may require any person who receives Shares upon any exercise or conversion of an Option hereunder, to execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, and such other securities law related representations as the Board or the Committee shall request. All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         c. Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         d. Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company, Microwave Power Devices, Inc., 49 Wireless Boulevard, Hauppauge, New York 11788-3935, Attention: Chief Financial Officer, or such other place of business as shall become the Company's principal executive offices from time to time. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telegram or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

         e. Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

         f. Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

         g. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

         h. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware.

         i. Other Benefits. No payment under this Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability of benefits is related to the level of compensation.

         j. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

         k. Section 162(m) Deduction Limitation. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

         l. Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

         m. Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

     11. ISSUANCE OF STOCK CERTIFICATES;
         LEGENDS; PAYMENT OF EXPENSES

         a. Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

         b. Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between Company and the Participant with respect to such Shares.

         c. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

     12. LISTING OF SHARES AND RELATED MATTERS

         a. Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock under an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

         b. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

         c.       Upon termination of any period of suspension under this
     Article XII, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension, but no such suspension shall extend the term of any Option.

         d. A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13. WITHHOLDING TAXES
The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.      EFFECTIVE DATE.
The Plan shall become effective upon adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware or such later date as provided in the adopting resolution.


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